UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 30, 2009

Commission file number 1-06155 AMERICAN GENERAL FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K dated July 8, 2009, American General Finance Corporation (“AGFC”), and its subsidiaries MorEquity, Inc., American General Home Equity, Inc. and American General Financial Services of Arkansas, Inc. (collectively, the “Sellers”), entered into a letter agreement with Credit Suisse (USA) LLC (“Credit Suisse”), as initial purchaser, and PennyMac Loan Services, LLC (“PennyMac”), as servicer, to cause the issuance of American General Mortgage Loan Trust 2009-1 mortgage-backed certificates (“Certificates”) in a private transaction (the “Securitization”).  The Securitization was completed on July 30, 2009.

In connection with the Securitization, AGFC, as guarantor, the Sellers, as sellers, and Third Street Funding LLC (“Third Street”), a special purpose vehicle wholly owned by AGFC, as purchaser, executed a Mortgage Loan Purchase Agreement, dated July 30, 2009 (the “Mortgage Purchase Agreement”), which provided for the sale by the Sellers to Third Street of approximately $1.966 billion in aggregate unpaid principal balances of the Sellers’ mortgage loans and associated rights (the “Loans”).  Concurrently, Third Street, as depositor, PennyMac, as servicer, MorEquity, as interim subservicer, and certain other parties entered into a Pooling and Servicing Agreement, dated July 30, 2009 (the “Pooling Agreement”), that formed a trust to issue $1.573 billion in initial principal balance of trust certificates to Third Street in exchange for the Loans. The Pooling Agreement also outlined the procedures for servicing the Loans.  Under certain circumstances, the Sellers (or AGFC, under its guarantee of certain of the Sellers’ obligations) may be required to repurchase Loans that fail to meet certain criteria specified in the Mortgage Purchase Agreement (“Deficient Loans”), or to substitute substantially similar mortgage loans for Deficient Loans.

Also in connection with the Securitization, Third Street, as depositor, entered into a Purchase Agreement, dated July 30, 2009 (the “Purchase Agreement”), with Credit Suisse, as purchaser, for the sale by Third Street to Credit Suisse of $1.180 billion of senior Certificates with a 5.75% coupon.  Third Street received initial cash proceeds, after the sales discount but before expenses, of $967 million, and retained subordinated and residual interest trust certificates.

AGFC will incur a reported interest expense on the senior Certificates, the amount of which (in addition to the 5.75% coupon and sales discount) will depend upon the actual repayment rates and losses experienced with respect to the underlying mortgage loans. The prevailing market conditions and the servicing and modification activities of the servicer will also influence the performance of the mortgage loans, and thus the actual annualized interest expense rate incurred by AGFC.

The Mortgage Purchase Agreement and the Purchase Agreement are attached as Exhibits 10.1 and 10.2 hereto and are incorporated into this Item 1.01 by reference. The Pooling Agreement will be attached as an Exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1 Mortgage Loan Purchase Agreement dated July 30, 2009

Exhibit 10.2 Purchase Agreement dated July 30, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE CORPORATION
(Registrant)
Date:	August 5, 2009	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit

Exhibit 10.1 Mortgage Loan Purchase Agreement dated July 30, 2009

Exhibit 10.2 Purchase Agreement dated July 30, 2009